As filed with the U.S. Securities and Exchange Commission on November 18, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

InFinT Acquisition Corporation

(Exact name of Registrant as specified in its charter)

Cayman Islands	6770	98-1602649
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

32 Broadway, Suite 401

New York, NY 10004

Tel: 212-287-5010

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Alexander Edgarov

Chief Executive Officer

32 Broadway, Suite 401

New York, NY 10004

Tel: 212-287-5010

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew Ogurick, Esq. K&L Gates LLP 599 Lexington Avenue New York, New York 10022 Tel: (212) 536-4085	Hayden Isbister Mourant Ozannes PO Box 1348 94 Solaris Avenue, Camana Bay Grand Cayman KY1-1108 Cayman Islands (345) 814-9125	William S. Rosenstadt Ortoli | Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, New York 10017 Tel: (212) 588-0022

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] (333-256310)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant (2)	2,749,880 Units	$10.00	$27,498,800	$2,550
Class A ordinary shares included as part of the units(3)	2,749,880	—	—	—	(4)
Redeemable warrants included as part of the units(3)	1,374,940 Warrants	—	—	—	(4)

Total			$27,498,800	$2,550	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 358,680 units, consisting of 358,680 Class A ordinary shares and 179,340 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Offset by amount previously paid with the Registration Statement on Form S-1 filed on May 19, 2021, File No. 333-256310.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,749,880 additional units of InFinT Acquisition Corporation (the “Registrant”), each consisting of one ordinary share, par value $0.0001 per share and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-256310) (the “Prior Registration Statement”), initially filed by the Registrant on May 19, 2021, as amended, and declared effective by the Securities and Exchange Commission (the “Commission”) on November 18, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of K&L Gates LLP.*
5.2	Opinion of Mourant Ozannes, Cayman Islands legal counsel to the Registrant.*
23.1	Consent of Marcum LLP.*
23.2	Consent of K&L Gates LLP (included on Exhibit 5.1).*
23.3	Consent of Mourant Ozannes (included on Exhibit 5.2).*
24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-256310) initially filed with the Commission on May 19, 2021 and incorporated by reference herein)**

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of November 2021.

INFINT ACQUISITION CORPORATION

By:	/s/ Alexander Edgarov
Name:	Alexander Edgarov
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander Edgarov	Chief Executive Officer and Director	November 18, 2021
Alexander Edgarov

/s/ *	Chief Financial Officer	November 18, 2021
Sheldon Brickman	(Principal Financial and Accounting Officer)

/s/ *	Chairman of the Board	November 18, 2021
Eric Weinstein

/s/ *	Director	November 18, 2021
Jing Huang

/s/ *	Director	November 18, 2021
Dave Cameron

/s/ *	Director	November 18, 2021
Kevin Chen

/s/ *	Director	November 18, 2021
Andrey Novikov

/s/ *	Director	November 18, 2021
Michael Moradzadeh

*By:	/s/ Alexander Edgarov
Name:	Alexander Edgarov
Title:	Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of InFinT Acquisition Corporation, has signed this registration statement or amendment thereto in the City of New York, New York, on November 18, 2021.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Alexander Edgarov
Name:	Alexander Edgarov
Title:	CEO and Director of InFinT Acquisition Corporation